UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest Event
Reported): July 31, 2006
CHL Mortgage Pass-Through Trust 2006-14
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-131662-14
CWMBS, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-131662
Countrywide Home Loans Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4449516

(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada
Calabasas, California	91302

(Address of Principal	(Zip Code)
Executive Offices of the depositor)
The depositor’s telephone number, including area code (818) 225-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 Regulation FD

Item 7.01 Regulation FD Disclosure.
     On July 31, 2006, CWMBS, Inc. (the “Depositor”) created CHL Mortgage Pass-Through Trust 2006-14 (the “Issuing Entity”) pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2006 (the “Pooling and Servicing Agreement”), among the Depositor, Countrywide Home Loans, Inc., as a seller, Park Grananda LLC, as a seller, Park Monaco Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.
     On July 31, 2006, the Depositor transferred the Initial Mortgage Loans to the Issuing Entity. The loan level data tape attached hereto as Exhibit 99.1 describes characteristics of each Initial Mortgage Loan as of its Initial Cut-off Date.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description
99.1	Characteristics of the Initial Mortgage Loans

Signatures
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWMBS, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Vice President
Dated: August 4, 2006

Exhibit Index

Exhibit No.	Description
99.1	Characteristics of the Initial Mortgage Loans